CONSENT OF INDEPENDENT ACCOUNTANTS



            We consent to the incorporation by reference in the registration statement of Atlantic International Entertainment, Ltd. on Form S-8 (File No. 033-21501) of our report dated February 6, 1999, on our audits of the consolidated financial statements of Atlantic International Entertainment, Ltd. as of December 31, 1998 and for the two years in the period ended December 31, 1998, which report it included in this Annual Report on Form 10-KSB.



                                              /s/ Moore Stephens, P.C.
                                              Moore Stephens, P.C.
                                              Certified Public Accountants



Cranford, New Jersey
May 10, 1999